Exhibit (e)(3)

AG Platinum Choice VUL
Variable Universal Life Insurance
Supplemental Application

American General Life Insurance Company (“AGL”)

A member of American International Group, Inc.

Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

The supplement and the application will be attached to and made a part of the policy.

Applicant Information — Supplement to the application on the life of

	Name of proposed insured	Date of application for life insurance
Initial Allocation Percentages
Investment Options

In the “Premium Allocation” column, indicate how each premium received is to be allocated. In the “Deduction Allocation” column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

PREMIUM	DEDUCTION
ALLOCATION	ALLOCATION
AGL Declared Fixed Interest Account (301)%	%
The Alger Portfolios
Capital Appreciation (872)%	%
American Century® Variable Portfolios, Inc.
American Century VP Value (874)%	%
American Funds Insurance Series®
Asset AllocationSM (681)%	%
Global GrowthSM* (682)%	%
GrowthSM (683)%	%
Growth-IncomeSM (684)%	%
High-Income BondSM (685)%	%
InternationalSM* (686)%	%
Anchor Series Trust
Capital Appreciation (687)%	%
Government and Quality Bond (688)%	%
Fidelity Variable Insurance Products
Contrafund® (878)%	%
Equity-Income (879)%	%
Growth (883)%	%
Mid Cap (884)%	%
Money Market (689)%	%
Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value VIP - Class 2* (885)%	%
Franklin Mutual Shares VIP - Class 2 (886)%	%
Invesco Variable Insurance Funds
Global Real Estate* (871)%	%
Growth and Income (922)%	%
International Growth* (870)%	%
Janus Aspen Series
Enterprise (889)%	%
Forty (887)%	%
JPMorgan Insurance Trust
Core Bond (925)%	%
International Equity* (891)%	%

PREMIUM	DEDUCTION
ALLOCATION	ALLOCATION
MFS® Variable Insurance Trust
New Discovery* (892)%	%
Research (893)%	%
Neuberger Berman Advisers Management Trust
Mid Cap Growth (895)%	%
Oppenheimer Variable Account Funds
Global Fund/VA* (897)%	%
PIMCO Variable Insurance Trust
CommodityRealReturn® Strategy* (905)%	%
Global Bond (909)%	%
Real Return (906)%	%
Short-Term (907)%	%
Total Return (908)%	%
Seasons Series Trust
Mid Cap Value (690)%	%
SunAmerica Series Trust
Balanced (914)%	%
VALIC Company I
Dynamic Allocation* (696)%	%
Emerging Economies* (691)%	%
Foreign Value* (692)%	%
International Equities Index* (915)%	%
Mid Cap Index (916)%	%
Nasdaq-100® Index (918)%	%
Science & Technology* (919)%	%
Small Cap Index* (920)%	%
Stock Index (921)%	%
VALIC Company II
Mid Cap Value (693)%	%
Socially Responsible (694)%	%
Strategic Bond (695)%	%
Other: %	%
100%	100%
*If you select the Guaranteed Minimum Death Benefit (GMDB) rider there are investment requirements for these investment options. Please refer to the prospectus or sales illustration.

AGLC107631-2014	Page 1 of 5

Dollar Cost Averaging (DCA)

Dollar Cost Averaging (DCA)

($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from any one investment option and directed to one or more of the investment options below. Please refer to the prospectus for more information on the DCA option.

NOTE: DCA is not available if the Automatic Rebalancing option or GMDB Rider has been chosen.

Day of the month for transfers:	(Choose a day of the month between 1–28.)

Frequency of transfers:	☐Monthly	☐Quarterly	☐Semiannually	☐Annually

DCA to be made from the following investment option:

(AGL Declared Fixed Interest Account is NOT available for DCA)

Transfer $	($100 MINIMUM, WHOLE DOLLARS ONLY)

The Alger Portfolios
Capital Appreciation (872)	$
American Century® Variable Portfolios, Inc.
American Century VP Value (874)	$
American Funds Insurance Series®
Asset AllocationSM (681)	$
Global GrowthSM (682)	$
GrowthSM (683)	$
Growth-IncomeSM (684)	$
High-Income BondSM (685)	$
InternationalSM (686)	$
Anchor Series Trust
Capital Appreciation (687)	$
Government and Quality Bond (688)	$
Fidelity Variable Insurance Products
Contrafund® (878)	$
Equity-Income (879)	$
Growth (883)	$
Mid Cap (884)	$
Money Market (689)	$
Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value VIP - Class 2 (885)	$
Franklin Mutual Shares VIP - Class 2 (886)	$
Invesco Variable Insurance Funds
Global Real Estate (871)	$
Growth and Income (922)	$
International Growth (870)	$
Janus Aspen Series
Enterprise (889)	$
Forty (887)	$
JPMorgan Insurance Trust
Core Bond (925)	$
International Equity (891)	$

MFS® Variable Insurance Trust
New Discovery (892)	$
Research (893)	$
Neuberger Berman Advisers Management Trust
Mid Cap Growth (895)	$
Oppenheimer Variable Account Funds
Global Fund/VA (897)	$
PIMCO Variable Insurance Trust
CommodityRealReturn® Strategy (905)	$
Global Bond (909)	$
Real Return (906)	$
Short-Term (907)	$
Total Return (908)	$
Seasons Series Trust
Mid Cap Value (690)	$
SunAmerica Series Trust
Balanced (914)	$
VALIC Company I
Dynamic Allocation (696)	$
Emerging Economies (691)	$
Foreign Value (692)	$
International Equities Index (915)	$
Mid Cap Index (916)	$
Nasdaq-100® Index (918)	$
Science & Technology (919)	$
Small Cap Index (920)	$
Stock Index (921)	$
VALIC Company II
Mid Cap Value (693)	$
Socially Responsible (694)	$
Strategic Bond (695)	$
Other:	$

AGLC107631-2014	Page 2 of 5

Automatic Rebalancing

Automatic Rebalancing

($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable investment options can be automatically rebalanced based on the premium allocation percentages designated on Page 1 unless different instructions are provided below.

THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING. If this account has been designated in your premium allocations on Page 1, and you have elected rebalancing, you MUST provide new instructions below on how to rebalance your funds. You must use the same variable investment options that you selected on Page 1, but the allocation percentages can differ from your original premium allocations percentages.

Check Here for Automatic Rebalancing Frequency: ☐ Quarterly ☐ Semiannually ☐ Annually

NOTE:    Automatic Rebalancing is not available if the DCA option has been chosen. Quarterly Automatic Rebalancing is required if the GMDB Rider has been selected. The $5,000 minimum beginning accumulation value requirement is waived when the GMDB Rider has been selected.

REBALANCE ALLOCATION
The Alger Portfolios
Capital Appreciation (872)	%
American Century® Variable Portfolios, Inc.
American Century VP Value (874)	%
American Funds Insurance Series®
Asset AllocationSM (681)	%
Global GrowthSM* (682)	%
GrowthSM (683)	%
Growth-IncomeSM (684)	%
High-Income BondSM (685)	%
InternationalSM* (686)	%
Anchor Series Trust
Capital Appreciation (687)	%
Government and Quality Bond (688)	%
Fidelity Variable Insurance Products
Contrafund® (878)	%
Equity-Income (879)	%
Growth (883)	%
Mid Cap (884)	%
Money Market (689)	%
Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value VIP - Class 2* (885)	%
Franklin Mutual Shares VIP - Class 2 (886)	%
Invesco Variable Insurance Funds
Global Real Estate* (871)	%
Growth and Income (922)	%
International Growth* (870)	%
Janus Aspen Series
Enterprise (889)	%
Forty (887)	%
JPMorgan Insurance Trust
Core Bond (925)	%
International Equity* (891)	%

REBALANCE ALLOCATION
MFS® Variable Insurance Trust
New Discovery* (892)	%
Research (893)	%
Neuberger Berman Advisers Management Trust
Mid Cap Growth (895)	%
Oppenheimer Variable Account Funds
Global Fund/VA* (897)	%
PIMCO Variable Insurance Trust
CommodityRealReturn® Strategy* (905)	%
Global Bond (909)	%
Real Return (906)	%
Short-Term (907)	%
Total Return (908)	%
Seasons Series Trust
Mid Cap Value (690)	%
SunAmerica Series Trust
Balanced (914)	%
VALIC Company I
Dynamic Allocation* (696)	%
Emerging Economies* (691)	%
Foreign Value* (692)	%
International Equities Index* (915)	%
Mid Cap Index (916)	%
Nasdaq-100® Index (918)	%
Science & Technology* (919)	%
Small Cap Index* (920)	%
Stock Index (921)	%
VALIC Company II
Mid Cap Value (693)	%
Socially Responsible (694)	%
Strategic Bond (695)	%
Other:	%
100%

*If you select the Guaranteed Minimum Death Benefit (GMDB) rider there are investment requirements for these investment options. Please refer to the prospectus or sales illustration.

AGLC107631-2014	Page 3 of 5

Modified Endowment Contract
Contract

If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.

☐ YES    ☐ NO

Authorization for Transactions

Initial appropriate box here:

I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions, if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

Policy Owner(s)— if Joint Owners, either of us acting independently.

Policy Owner(s) or the Agent/Registered Representative who is appointed to represent
AGL and the firm authorized to service my policy.

AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL’s liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must be answered.	1. Have you, the Proposed Insured or Owner (if different), received the variable universal life insurance policy prospectus and the investment choices brochure describing the investment options?	☐ yes	☐ no

2. Do you understand and acknowledge:
	a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND THE UNDERLYING ACCOUNTS?	☐ yes	☐ no

b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY VARY: AND

	(1) ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT?	☐ yes	☐ no

	(2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE?	☐ yes	☐ no

	c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL DECLARED FIXED INTEREST ACCOUNT?	☐ yes	☐ no

	d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?	☐ yes	☐ no

	e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?	☐ yes	☐ no

	f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE DEDUCTIONS?	☐ yes	☐ no

	3. Do you believe the Policy you selected meets your insurance and investment objectives and your anticipated financial needs?	☐ yes	☐ no

AGLC107631-2014	Page 4 of 5

Electronic Delivery Consent

American General Life Insurance Company (“AGL”) is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL’s variable universal life insurance policies, to deliver the following communications via e-mail:

•Contract prospectuses and supplements •Investment option prospectuses and supplements •Statements of additional information •Annual and semi-annual investment option reports •Financial Statements

This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 9318, Amarillo, TX 79105-9318, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method, you must have access to the following:

•Browser software, such as Microsoft Internet Explorer, or equivalent •Communication access to the Internet

Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL’s database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above.

Initials of Owner Please provide your e-mail address
Signatures

Signatures
Signed at (city, state)

Print name of Broker/Dealer

X
	Registered representative	State license #	Date

X
	Primary proposed insured	Date

X
	Owner (If different from Proposed Insured)	Date

X
	Joint Owner (If applicable)	Date

AGLC107631-2014	Page 5 of 5